EXHIBIT 16.1

Ernst & Young LLP	Ernst & Young LLP
710 Bausch & Lomb Place
Rochester, NY 14604

April 24, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 14 of Form 10 dated April 24, 2017, of Broadstone Net Lease, Inc. and are in agreement with the statements contained in the first three paragraphs on page 109 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP